                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549



                                       FORM 8-K

                                    CURRENT REPORT
                          PURSUANT TO SECTION 13 OR 15(D) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


                                  SEPTEMBER 30, 1997
                                   (Date of Report)


                            FLOW INTERNATIONAL CORPORATION
                (Exact name of registrant as specified in its charter)


   Delaware                    0-12448                91-1104842
   --------                    -------                ----------
(State or other              (Commission          (I.R.S. Employer
jurisdiction of                 File                Identification
incorporation)                 Number)                 Number)


                   23500 64th Avenue South, Kent, Washington 98032
                   -----------------------------------------------
                       (Address of principal executive offices)

                                    (253) 850-3500
                           (Registrant's telephone number)



Total number of pages: 55
Page on which exhibit index appears:  9

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On September 30, 1997 Flow International Corporation ("Flow" or the "Company"), a Delaware corporation, completed the sale of the assets and certain liabilities of its Access and Services businesses to SafeWorks, L.L.C. ("SafeWorks"), a Washington limited liability company, formed by the management group of the Access and Services businesses, together with a group of local investors. The Access business manufactures, sells, services and rents powered scaffolding systems and has previously conducted business through the Company's wholly-owned subsidiaries, Spider Staging Corporation and Power Climber, Inc. and affiliated companies. The Services business provides as a service the removal of concrete using ultrahigh-pressure ("UHP") water as either a general contractor or subcontractor and the removal of paint and rubber from both commercial and military airport runways using UHP water. Services has previously conducted business through the Company's wholly-owned subsidiary Rampart Waterblast, Inc., as well as the Flow Services division.

    With new advancements and the increasing acceptance of UHP technology as the machine tool of choice, as well as recent developments which utilize core UHP technology in liquid food processing and surface preparation, management determined that refocusing Flow solely back to UHP manufacturing and sales was in the best interest of the Company and as a result divested itself of its non-core businesses. As a result of disposing of the Access and Services businesses, management expects the Company to benefit in several areas, such as increased focus on the remaining business, including both current operations and future strategic direction, increased funding of research and development and decreased corporate expenses.

    The divestiture was completed pursuant to the terms of an Asset Purchase and Sale Agreement dated as of August 25, 1997 (the "Purchase and Sale Agreement"). Under the terms of the Purchase and Sale Agreement, Flow sold the assets and SafeWorks assumed approximately $4.7 million of the liabilities of the Access and Services businesses for cash consideration of $31.7 million. Additionally, SafeWorks agreed to purchase approximately $4.5 million of Access inventory currently held by Flow. Flow has agreed to manufacture Access and Services products for SafeWorks for a period not to exceed two years and will utilize this inventory in connection therewith. Flow also agreed to indemnify SafeWorks with respect to collection of certain accounts receivable, certain Flow Services contracts and for any loss or liability arising out of a breech of any representation or warranty until April 30, 1999. No portion of the purchase price is being held in escrow.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                            INDEX TO FINANCIAL INFORMATION


                                                                     PAGE
                                                                     ----
Pro Forma Consolidated Financial Information

    Pro Forma Consolidated Balance Sheet as of July 31, 1997 .......   5
    Pro Forma Consolidated Statement of Operations for the
         Three Months Ended July 31, 1997 ..........................   6
    Pro Forma Consolidated Statement of Income for the
         Year Ended April 30, 1997 .................................   7
    Notes to Pro Forma Consolidated Financial Information  .........   8

                     PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


    The unaudited pro forma consolidated financial information set forth on the following pages, reflects the disposition by Flow International Corporation ("Flow" or the "Company") of its Access and Services businesses. These businesses have been conducted by the wholly owned subsidiaries, Spider Staging Corporation, Power Climber, Inc. and affiliated companies, Rampart Waterblast, Inc. and the Flow Services division. Flow's core ultrahigh-pressure ("UHP") waterjet technology and automation business remains. The pro forma consolidated financial information is presented for information purposes only, does not take into account corporate savings expected to be realized from the sale of these businesses and is not indicative of the actual consolidated financial position or results of operations in the future.

    The following unaudited pro forma consolidated balance sheet presents the UHP manufacturing and sales operations as of July 31, 1997, assuming that the disposition occurred as of that date. The unaudited pro forma statements of operations reflect the results of the UHP manufacturing and sales business for the three months ended July 31, 1997, and the year ended April 30, 1997, assuming that the disposition had occurred as of May 1, 1996. The pro forma financial statements are based upon historical balance sheets and statements of operations of both the UHP and Access and Services businesses, giving effect to the pro forma adjustments described in the notes to the pro forma financial information.

                            FLOW INTERNATIONAL CORPORATION
                         PRO FORMA CONSOLIDATED BALANCE SHEET
                                    July 31, 1997
                              (unaudited, in thousands)


                                                                                               Pro               Pro
                                                                                              Forma             Forma
                                                                     Access &                Adjust-           Consoli-
    ASSETS                                       Consolidated        Services (1)             ments             dated
                                                 ------------        ------------             -----             -----
Current assets:
   Cash and short-term investments               $    7,824           $       -             $     -          $    7,824
   Trade accounts receivable, net of allowance       42,940              16,310                                  26,630
   Inventories                                       41,882               6,186                                  35,696
   Deferred income taxes                              4,758                                                       4,758
   Other current assets                               4,338                 801                                   3,537
                                                  ---------            --------            --------            --------
Total current assets                                101,742              23,297                                  78,445
Property and equipment, net                          27,774              16,100                                  11,674
Intangible assets, net                               14,033                                                      14,033
Deferred income taxes                                   515                                                         515
Other assets                                          3,091                  71                   -               3,020
                                                  ---------            --------            --------            --------
                                                  $ 147,155            $ 39,468            $      -            $107,687

     LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
   Notes payable to banks                         $   1,843            $      -            $      -            $  1,843
   Current portion of long-term obligations           2,985                                                       2,985
   Inter-co payable                                                      32,806              32,806 (2)
   Accounts payable                                  12,027               3,366                                   8,661
   Accrued payroll and other liabilities              4,324                 799                                   3,525
   Other accrued taxes                                  985                 429                                     556
   Other accrued liabilities                          9,307               3,150                                   6,157
                                                  ---------            --------            --------            --------
Total current liabilities                            31,471              40,550              32,806              23,727
Long-term obligations                                61,640                                 (31,724)(2)          29,916
Minority interest                                       518                                                         518

Stockholders' equity:
   Common stock                                         151                                                         151
   Capital in excess of par                          39,012                                                      39,012
   Retained earnings                                 18,317                                  (1,082)(3)          17,235
   Treasury common stock of 380,817
     shares at cost                                  (1,429)                                                     (1,429)
   Cumulative      translation adjustment            (2,184)             (1,082)                                 (1,102)

   Unrealized loss on equity securities
     available for sale                                (341)                                                       (341)
                                                  ---------            --------            --------            --------
Total stockholders' equity                           53,526              (1,082)             (1,082)             53,526
                                                  ---------            --------            --------            --------
                                                  $ 147,155             $39,468            $      -            $107,687

                    PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                           Three Months Ended July 31, 1997
                 (unaudited, in thousands, except per share amounts)




                                                                                               Pro               Pro
                                                                                              Forma             Forma
                                                                     Access &                Adjust-           Consoli-
                                                 Consolidated        Services (1)             ments             dated
                                                 ------------        ------------             -----             -----
Revenue:
  Sales                                           $  37,446            $  6,782            $      -           $  30,664
  Services                                            6,423               6,423
  Rentals                                             3,645               3,645                   -                   -
                                                  ---------            --------            --------            --------
     Total revenues                                  47,514              16,850                                  30,664

Cost of sales:
  Sales                                              22,468               4,617                                  17,851
  Services                                            5,887               5,887
  Rentals                                             1,099               1,099                   -                   -
                                                  ---------            --------            --------            --------
    Total cost of sales                              29,454              11,603                   -              17,851
                                                  ---------            --------            --------            --------

Gross profit                                         18,060               5,247                   -              12,813

Expenses:
  Marketing                                           6,895               2,020                                   4,875
  Research and engineering                            2,500                 263                                   2,237
  General and administrative                          4,160               1,234                                   2,926
  Restructuring                                       4,910                   -              (4,910)(4)               -
                                                  ---------            --------            --------            --------
                                                     18,465               3,517              (4,910)             10,038

Operating income (loss)                                (405)              1,730               4,910               2,775

Interest and other expense, net                      (1,055)               (377)                388 (5)            (290)
                                                  ---------            --------            --------            --------

Income (loss) before provision
  for income taxes                                   (1,460)              1,353               5,298               2,485

Provision (benefit) for income taxes                   (511)                473               1,854 (6)             870
                                                  ---------            --------            --------            --------
Net income (loss)                                 $    (949)           $    880            $  3,444            $  1,615
Earnings (loss) per share                         $    (.06)                                                   $    .11

Weighted average shares outstanding                  14,690                                                      15,198


                      PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                              Year Ended April 30, 1997
                 (unaudited, in thousands, except per share amounts)




                                                                                               Pro               Pro
                                                                                              Forma             Forma
                                                                     Access &                Adjust-           Consoli-
                                                 Consolidated        Services (1)             ments             dated
                                                 ------------        ------------             -----             -----
Revenue:
  Sales                                            $135,087            $ 22,655            $      -            $112,432
  Services                                           20,336              20,336
  Rentals                                            12,770              12,770                   -                   -
                                                  ---------            --------            --------            --------
    Total revenues                                  168,193              55,761                                 112,432

Cost of sales:
  Sales                                              80,151              14,354                                  65,797
  Services                                           15,241              15,241
  Rentals                                             6,650               6,650                   -                   -
                                                  ---------            --------            --------            --------
    Total cost of sales                             102,042              36,245                   -              65,797
                                                  ---------            --------            --------            --------

Gross profit                                         66,151              19,516                   -              46,635

Expenses:
  Marketing                                          27,173               8,249                                  18,924
  Research and engineering                            8,749               1,043                                   7,706
  General and administrative                         16,432               5,631                                  10,801
  Restructuring                                       8,951                   -              (8,951)(4)               -
                                                  ---------            --------            --------            --------
                                                     61,305              14,923              (8,951)             37,431

Operating income                                      4,846               4,593               8,951               9,204

Interest and other expense, net                      (3,883)               (965)              1,569 (5)          (1,349)
                                                  ---------            --------            --------            --------

Income before provision
  for income taxes                                      963               3,628              10,520               7,855

Provision for income taxes                              238                 897               2,600 (6)           1,941
                                                  ---------            --------            --------            --------

Net income                                        $     725            $  2,731            $  7,920            $  5,914
Earnings per share                                $     .05                                                    $    .39

Weighted average shares outstanding                  15,054                                                      15,054


NOTES TO PRO FORMA CONSOLIDATED INFORMATION

    The unaudited pro forma consolidated financial statements reflect the elimination of the assets and liabilities included in the disposition as well as the results of the operations of the Access and Services businesses. Additionally, the pro forma adjustments column includes entries to reflect the use of the cash proceeds and adjustments to interest expense. The pro forma financial statements do not take into consideration anticipated reductions in corporate expenses. These expenses are included in the pro forma amounts.

1) Represent the assets, liabilities and results of operations of the Company's wholly owned subsidiaries: Spider Staging Corporation, Power Climber, Inc. and affiliated companies and Rampart Waterblast, Inc. Also included is the Flow Services division.

2) Represents the net inter-company payable of the Access and Services businesses to the remaining UHP entities. The inter-company payable includes the cumulative translation adjustment ("CTA") related to the subsidiaries being disposed of. The proceeds from the disposition are used to reduce outstanding bank debt.

3) Represents the impact of the CTA related to the assets and liabilities being disposed of.

4) Represents expense related to the write down of Access and Services assets to net realizable value in accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets to Be Disposed Of", as well as costs associated with the disposition.

5) Represents reduction of interest expense assuming a debt reduction of $31.7 million at the Companys borrow rate of 7.1% less interest expense previously allocated to the Access and Services businesses.

6) Represents tax effect of the adjustments based upon the consolidated tax rate of 35% and 25% for the three months ended July 31, 1997 and year ended April 30, 1997, respectively.

(c) Exhibits

    Exhibit 2.1    Asset Purchase and Sale Agreement Dated as of August 25,
                   1997

    Exhibit 20.1   Press release dated October 1, 1997

                                      SIGNATURES

    Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  October 10, 1997           FLOW INTERNATIONAL CORPORATION


                                  By: /s/ Stephen D. Reichenbach
                                      --------------------------
                                          Stephen D. Reichenbach
                                          Executive Vice President and
                                          Chief Financial Officer